                     [Letterhead of Kingery & Crouse, P.A.]

                                  Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Neogenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Meyers, FL 33913

To the Board of Directors and stockholders of Neogenomics, Inc. and subsidiary:

As independent public accountants, we hereby consent to the inclusion in this
Registration Statement on Form SB-2 of our report dated April 14, 2005 on the financial statements of Neogenomics, Inc. as of December 31, 2004 and for the
years ended December 31, 2004 and 2003.

We also consent to the reference of our firm as experts in this registration statement.

/s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A.
Tampa, FL

July 13, 2005